UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Lamb Weston Holdings, Inc.

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Lamb Weston Holdings, Inc. 599 S. Rivershore Lane Eagle, Idaho 83616
Date July 30, 2026

Dear Fellow Shareholders,
In my first full fiscal year as the CEO of Lamb Weston, I’m encouraged by the progress we’re making, but even more inspired by the possibilities that lie ahead.
Through our Focus to Win strategy and cost reduction program, we’re strengthening our core while driving alignment and investment in the most promising areas of growth.
Over the last year, we’ve made significant progress strengthening customer partnerships, achieving executional excellence, and setting the pace for innovation.
These actions are yielding results, and we delivered ahead of plan for fiscal year 2026. These results were led by North America, with volume and sales growth while maintaining healthy margins and investing in strategic customer relationships. The business remains in a solid position, poised for continued partnership and growth.
In International, we are addressing the market challenges in our Europe, Middle East, and Africa region, and focusing on markets where we have the right to win.
We also tightly managed our global supply network, with capacity planning including curtailing lines when needed and reopening them as volume dictated. In North America, we’ve reopened previously curtailed lines. In International, where we continue to face headwinds, we’ve taken decisive action, curtailing lines and consolidating production to our most efficient facilities.
Our Global Supply Chain organization managed this expertly and delivered above expectations on cost savings while improving quality, safety, and reliability. As I’ve met with customers, growers, and our teams around the world over the past year, I’ve consistently heard that the changes we’re making are showing up in meaningful ways in their experience with us.
We generated strong free cash flow while significantly reducing capital expenditures as we completed growth investments, such as the opening of our state-of-the-art Mar del Plata, Argentina production facility.
We are making meaningful progress but know there is much yet to do. On behalf of the full team, thank you for being a Lamb Weston shareholder.
Sincerely,
Mike Smith
President and CEO
Lamb Weston

Forward-Looking Statements
This letter contains forward-looking statements within the meaning of the federal securities laws. Words such as “progress,” “drive,” “strengthen,” “grow,” “achieve,” “focus,” “address,” “maintain,” “invest,” “deliver,” “continue,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include statements regarding our plans and strategies and anticipated benefits therefrom, including our Focus to Win strategy and cost reduction program. These forward-looking statements are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Readers of this letter should understand that these statements are not guarantees of performance or results. Many factors could affect these forward-looking statements and actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. For a discussion of these and other risks and uncertainties, refer to our reports filed from time to time with the Securities and Exchange Commission, including “Risk Factors” in our most recent Annual Report on Form 10-K. We caution readers not to place undue reliance on any forward-looking statements included in this letter, which speak only as of the date of this letter. We undertake no responsibility for updating these statements, except as required by law.